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                                                                      EXHIBIT 21
                       LIST OF SUBSIDIARIES OF COMDATA
                           HOLDINGS CORPORATION AND
                            COMDATA NETWORK, INC.


     -    Subsidiaries of Comdata Holdings Corporation

               Comdata Network, Inc.

     -    Subsidiaries of Comdata Network, Inc.

               American Facsimile Systems, Inc.
               CDN Holdings, Inc.
               CDN Services, Inc.
               Cal Permits, Inc.
               Cashcall Ltd.
               Cash Control Corporation
               Cashex Holdings Corporation
               Cashex, Inc.
               Comcheck Permit Services, Inc.
               Comdata Network, Inc. of California
               Comdata Subsidiary Corp.
               Fundsnet, Inc.
               Fundsnet N.Y., Inc.
               Interstate Investigation and Recovery Services, Inc. Permits International, Inc.
               Permicom Permits Services, Inc.
               Saunders, Inc.
               Stats CAVR Inc.
               Transceiver Services, Inc.
               Transceiver United, Inc.
               Truckers Network, Inc.